Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 21, 2007.

Warrant to Purchase 200,000 Common Shares
of
Altair Nanotechnologies Inc.

WARRANT

Issue Date: July 20, 2007

This certifies that AES Energy Storage, LLC or its permitted transferee (the “Holder”) is entitled to purchase from ALTAIR NANOTECHNOLOGIES INC., a corporation continued under the Canada Business Corporations Act (the “Company”), at the price and during the period as hereinafter specified, 200,000 shares, (such number of shares, as adjusted as provided below, the “Shares”) without nominal or par value, of the Company (the “Common Shares”), at a purchase price of $3.64 per share, subject to adjustment as described below (as so adjusted from time to time, the “Exercise Price”), at any time during the period specified in Section 1(a) hereof.

1.           Exercise.  The rights represented by this Warrant (the “Warrant”) shall be exercisable at the Exercise Price, and during the periods as follows:

(a)           At any time and from time to time between, the earlier of (i) the date of delivery of the Pilot Project Storage System by Altairnano, Inc. pursuant to that certain Joint Product Development and Equipment Purchase Agreement dated as of July 20, 2007, between Holder and Altairnano, Inc., and (ii) December 31, 2007, and the four-year anniversary of the Issue Date (the “Expiration Date”) inclusive, the Holder shall have the right to purchase all or any portion of the Shares at the Exercise Price.

(b)           After the Expiration Date, the Holder shall have no right to purchase all or any portion of the Shares hereunder.

2.           Payment for Shares; Issuance of Certificates; Net Exercise.

(a)           The rights represented by the Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Section 3. The Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised.

(b)           Notwithstanding anything to the contrary contained in Section 2(a), the Holder may elect to exercise this Warrant in whole or in part on a “cashless exercise basis” by receiving Shares equal to the value (as determined below) of this Warrant, or any part hereof, upon surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y(A-B)
                            A

Where:	X = the number of Shares to be issued to the Holder;

Y =  the number of Shares issuable upon exercise of this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation);

A = the fair market value of one Common Share (at the date of such calculation); and

B = the Exercise Price (as adjusted to the date of such calculation).

For the purpose of any computation under this Subsection 2(b), the fair market value per Common Share at any date shall be deemed to be the Closing Price (as defined below) of the Common Shares on the Trading Day immediately preceding the date as of which the fair market value is being determined, provided that if the Common Shares are not then listed or quoted on any market or exchange, then the fair market value shall be the average of the closing bid prices for the Common Shares on the OTC Bulletin Board, or, if such is not available, the Pink Sheets LLC, or otherwise the average of the closing bid prices for the Common Shares quoted by two market-makers of the Common Shares, or otherwise such fair market value shall be determined in good faith by the Company and the Holders. “Trading Day” shall mean any day on which the principal United States securities exchange or trading market on which the Common Shares are listed, quoted or traded (the “Principal Market”) as reported by Bloomberg Financial Markets (“Bloomberg's”) is open for trading. “Closing Price” shall mean the average of the last sale prices for the Common Shares on the Principal Market for the ten Trading Days previous to the date of determination.

3.           Transfer.   (a)  Any transfer of this Warrant shall be effected by the Holder by (i) executing the transfer form at the end hereof; and (ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof, accompanied by (y) a certificate (signed by an officer of the Holder, or other authorized representative reasonably satisfactory to the Company, if the Holder is an entity) stating that each transferee is a permitted transferee under this Section 3; and, if applicable, (z) an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Shares or the Warrant, as the case may be, may be sold or otherwise transferred without registration under the Securities Act of 1933, as amended (the “Act”).  Notwithstanding the foregoing, the Holder agrees that it shall not sell or transfer all or any part of the Warrant or the Shares to a resident of Canada or a person subject to the securities laws of Canada for a period of at least four (4) months and one day from the date hereof.

Upon any transfer of this Warrant or any part thereof in accordance with the first sentence of this Section 3(a), the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Warrant or Warrants of like tenor (including all substantive provisions hereof) and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.

(b)           Any attempted transfer of this Warrant or any part thereof in violation of this Section 3 shall be null and void ab initio.

(c)           This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and applicable Canadian securities laws and the terms and conditions hereof.  Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant.  Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.  ALTAIR NANOTECHNOLOGIES INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT.”

Additionally, similar legends pursuant to Canadian law, as applicable, shall be set forth on any such Shares or Warrant, as reasonably determined by the Company’s Canadian counsel, including the following:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date that is four (4) months and one day after issue date]."

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein.  The provisions of this Section 3(c) shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Warrant, if any.

4.           Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and non-assessable. The Company further covenants and agrees that, during the periods within which the Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the Warrant.

5.           No Voting or Dividend Rights.   The Warrant shall not entitle the Holder to any voting rights or any other rights, including without limitation notice of meetings of other actions or receipt of dividends or other distributions, as a stockholder of the Company.

6.           Adjustment of Exercise Price.   The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Shares in Common Shares or any other security, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding Common Shares are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock subdivision (split) and the Exercise Price hereof immediately prior to such event was $7.00 per Share and the number of Shares issuable upon exercise of this Warrant was 85,500, the adjusted Exercise Price immediately after such event would be $3.50 per Share and the adjusted number of Shares issuable upon exercise of this Warrant would be 171,000. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)           Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of the Warrant to be mailed to the Holder, at its address set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(c)           In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 6, the Holder thereafter shall become entitled to receive any shares of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of the Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 6(a)  above.

(d)           The Company shall provide the Holder with prior written actual notice (receipt confirmed) of any event described in Section 6(a) at least ten (10) days prior to the record date with respect to such event.  In addition, the Company shall deliver to the Holder copies of any and all information it is required to deliver to its shareholders with respect to such event at the same time such information is delivered to shareholders.

7.           Governing Law.   This Agreement shall be governed by and in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

8.           Binding Effect on Successors.  In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, the Company shall give written notice of consolidation, merger, sale or conveyance to the Holder and, from and after the effective date of such consolidation, merger, sale or conveyance the Warrant shall represent only the right to receive the consideration that would have been issuable in respect of the Shares underlying the Warrant in such consolidation, merger, sale or conveyance had the Warrant been exercised in full immediately prior to such effective time and the Holder shall have no further rights under this Warrant other than the right to receive such consideration.

9.           Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

10.           Lost Warrants.   The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.           Headings.  The headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

12.           Modification and Waiver.   This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13.           Survival.  The rights and obligations of the Company, of the Holder and of the holder of Shares issued upon exercise of this Warrant shall survive the exercise of this Warrant.

14.           Remedies.  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.           Reservation of Shares.  The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and non-assessable. The Company further covenants and agrees that, during the periods within which the Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the Warrant.

16.           Will Secure Governmental Approvals.  If any of the Shares required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any law of the United States or its constituent states (other than the Securities Act) before such Shares may be issued upon exercise of this Warrant (other than as a result of a breach by AES of its representations and warranties to the Company or an assignment of this Warrant by AES), the Company will, at its expense, as expeditiously as possible use its commercially reasonable efforts to cause such Shares to be duly registered or approved, as the case may be.

17.           No Obligations as Shareholder.  No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

18.           Taxes Payable Upon Exercise.  The Company shall pay any stock issuance, transfer or similar taxes that may be payable in respect of the issuance of Shares upon exercise of this Warrant.  For purposes of clarity, the Company shall not be required to pay any federal, state, local or foreign income taxes, if any, payable by the Holder or any other person upon exercise of this Warrant, or any taxes which may be payable in respect of any transfer involved in the issuance of Shares in the name other than that in which this Warrant is registered, and the Company shall not be required to issue or deliver any such Shares unless and until the person requesting such issuance shall have paid to the Company the amount of any such transfer taxes, or shall have established to the satisfaction of the Company that such taxes have been paid.

19.           Notice to Cash or Similar Dividend.  The Company shall provide the Holder with written actual notice (receipt confirmed) of any dividend or other distribution of assets (other than a distribution described in Section 6(a)) at least ten (10) days prior to the record date for such dividend or other distribution.

20.           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed sufficiently given if delivered personally (as confirmed by signature of receiving party) or sent by nationally recognized overnight courier postage prepaid (as confirmed by signature of receiving party) to the address set forth below or to such other address as any party may have specified in a notice duly given to the other party as provided herein. Such notice of communication shall be deemed to have been given as of the date received.

If to Altairnano:
Altairnano, Inc.
204 Edison Way
Reno, Nevada  89502
Attn:  Alan Gotcher, CEO and President

If to AES:

AES Energy Storage, LLC
c/o The AES Corporation
4300 Wilson Boulevard
Arlington, Virginia 22203
Attention: Chris Shelton

With a copy to:

AES Energy Storage, LLC
c/o The AES Corporation
4300 Wilson Boulevard
Arlington, Virginia 22203
Attention: General Counsel

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers.

ALTAIR NANOTECHNOLOGIES INC.

By: /s/ Alan Gotcher
      Name: Alan Gotcher
          Title:   President and CEO

PURCHASE FORM

(To be signed only upon exercise of Warrant)

The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ Common Shares, without nominal or par value per share (the “Shares”), of ALTAIR NANOTECHNOLOGIES INC. and either tenders herewith payment of the aggregate Exercise Price in respect of the Shares in full, in the amount of $_________; or elects pursuant to Section 2(b) of such Warrant into Common Shares on a cashless basis and requests that the certificates for the Shares be issued in the name(s) of, and delivered to _________________, whose address(es) is (are):

Dated:   __________________________

                                          By:
                                               ___________________________

                                               ___________________________

                                               ___________________________
                                               Address

TRANSFER FORM

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Shares represented by the foregoing Warrant to the extent of __________ Shares, and appoints _________________________ attorney to transfer such rights on the books of Altair Nanotechnologies Inc., with full power of substitution in the premises.

Dated:  ____________________________

                                          By:
                                               _____________________________

                                               _____________________________

                                               _____________________________
                                               Address

In the presence of:

___________________________